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                                                                    EXHIBIT 10.8

                 SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION

On February 2, 2006, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Compensation Committee (the "Committee") of the Board of Directors of the Company approved the following bonuses for 2005 and set the following salaries for 2006 for the named executive officers set forth in the table below:

                                                         AMOUNT OF                AMOUNT OF
EXECUTIVE OFFICER               TITLE                   2005 BONUS               2006 SALARY
-----------------         -------------------        ----------------           -------------
David H. Lissy            CEO                        $        345,000           $     298,000
Mary Ann Tocio            President and COO          $        345,000           $     298,000
Elizabeth J. Boland       CFO and Treasurer          $         94,500           $     218,400
Stephen I. Dreier         CAO and Secretary          $         66,780           $     198,400

Cash Incentive Plan. The Committee adopted a cash incentive plan for named executive officers for 2006 (the "Bonus Plan"). Pursuant to the Bonus Plan, each named executive officer is eligible for an annual target cash bonus award equal to the percentage of annual salary set forth in the table below (the "Base Bonus"). In addition to the Base Bonus, the Chief Executive Officer and President and Chief Operating Officer are eligible to receive up to 150% of the Base Bonus for significant overachievement of performance expectations (the "Incremental Bonus"), providing the Chief Executive Officer and President and Chief Operating Officer with a maximum bonus potential of up to 120% of their annual salary.

                                    BASE BONUS                 INCREMENTAL BONUS
EXECUTIVE OFFICER               (% OF 2006 SALARY)            (% OF 2006 SALARY)
David H. Lissy                        80%                            40%
Mary Ann Tocio                        80%                            40%
Elizabeth J. Boland                   55%                            N/A
Stephen I. Dreier                     35%                            N/A